Filed Pursuant to Rule 424(b)(1)
Registration No. 333-279147

PROSPECTUS

SUPERCOM LTD.

22,871,975 Ordinary Shares

This prospectus relates to the resale from time to time of up to 22,871,975 ordinary shares (the “Shares”), par value NIS 2.5 per share (the “ordinary shares”), consisting of 22,871,975 ordinary shares issuable upon the exercise of outstanding warrants (the “Private Warrants”) held by the selling shareholders named herein (the “Selling Shareholders”).

The Selling Shareholders may offer the Shares from time to time directly or through underwriters, broker or dealers and in one or more public or private transactions at market prices prevailing at the time of sale, at fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices, as further described herein. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. If the Shares are sold through underwriters, broker-dealers or agents, the Selling Shareholders or purchasers of the Shares will be responsible for underwriting discounts or commissions or agents’ commissions. The timing and amount of any sale is within the sole discretion of the Selling Shareholders.

We are not selling any ordinary shares and will not receive any proceeds from the sale of the Shares by the  Selling Shareholders under this prospectus. Upon the exercise of the Private Warrants for all 22,871,975 of our ordinary shares by payment of cash, however, we will receive aggregate gross proceeds of approximately $10.15 million.

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “SPCB.” On April 30, 2024, the last reported sale price of our ordinary shares on The Nasdaq Capital Market was $0.2215 per share.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find Additional Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page 2 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission, the Israeli Securities Authority nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2024

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the Selling Shareholders have authorized, and no underwriter is expected to authorize, anyone to provide you with information that is different. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. The Selling Shareholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The SuperCom design, logo and the mark “SuperCom” are the property of SuperCom. This prospectus contains additional trade names, trademarks and service marks of ours and of other companies. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

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SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” and our financial statements and notes thereto that are incorporated by reference in this prospectus. Unless otherwise indicated herein, the terms “SuperCom,” the “Company,” “we,” “us” “our” refer to SuperCom Ltd.

Our Company

Founded in 1988, we are a global provider of traditional and digital identity solutions, advanced IoT and connectivity solutions, and cyber security products and solutions, to governments and private and public organizations throughout the world.

We are comprised of three main Strategic Business Units (SBU): e-Gov, IoT and Connectivity, and Cyber Security:

e-Gov

Through our proprietary e-Government platforms and innovative solutions for traditional and biometrics enrollment, personalization, issuance and border control services, we have helped governments and national agencies design and issue secured multi-identification, or Multi-ID, documents and robust digital identity solutions to their citizens, visitors and Lands.

We have focused on expanding our activities in the traditional identification, or ID, and electronic identification, or e-Gov, market, including the design, development and marketing of identification technologies and solutions to governments in Europe, Asia, America and Africa using our e-Government platforms. Our activities include: (i) utilizing paper secured by different levels of security patterns (UV, holograms, etc.); and (ii) electronic identification secured by biometric data, principally in connection with the issuance of national Multi-ID documents (IDs, passports, driver’s licenses, vehicle permits, and visas, Secure Land Certificated) border control applications and Land Information System (LIS).

IoT and Connectivity

Our IoT products and solutions reliably identify, track and monitor people or objects in real time, enabling our customers to detect unauthorized movement of people, vehicles and other monitored objects. We provide all-in-one field proven IoT suite, accompanied with services specifically tailored to meet the requirements of an IoT solutions.  Our proprietary IoT suite of hybrid hardware, connectivity and software components are the foundation of these solutions and services. Our IoT division has primarily focused on growing the following markets: (i) public safety; (ii) healthcare and homecare; (iii) Smart Cities; (iv) Smart Campus and (iv) transportation.

During 2006, we identified the growing electronic tracking and monitoring vertical markets for public safety, real time healthcare and homecare, and transportation management. We have developed the PureRF Hybrid suit of wrist devices, connectivity, and controlling software, from 2012 we have developed the next generation IoT suite of devices, connectivity and Monitoring software; the PureSecurity Hybrid Suite of wrist band, tags, beacons, PureCom, Pure Monitors, PureTrack and other components.

On January 1, 2016 we acquired Leaders in Community Alternatives, Inc., or LCA. LCA is a California based, private criminal justice organization, providing community-based services and electronic monitoring programs to government agencies in the U.S. for more than 25 years. LCA offers a broad range of competitive solutions for governmental institutions across the U.S. in addressing realignment strategies and plans.

Connectivity

In 2016, as part of our strategy to enhance and broaden our IoT connectivity products and solutions offerings for public safety, enterprises, hospitality and smart cities markets, on May 18, 2016, we acquired Alvarion Technologies Ltd., or Alvarion. Alvarion designs solutions for carrier wi-fi, enterprise connectivity, smart city, smart hospitality, connected campuses and connected events that are both complete and heterogeneous to ensure ease-of-use and optimize operational efficiency. Carriers, local governments and hospitality sectors worldwide deploy Alvarion’s intelligent wi-fi networks to enhance productivity and performance, as well as its legacy backhaul services and products.

Cyber Security

During 2015, we identified the cyber security market as a very fast growing market where we believe that SuperCom has major advantages due to synergic technologies and shared customer base to our e-Gov, IoT and connectivity SBUs. In 2015, we acquired Prevision Ltd., or Prevision, a company with a strong presence in the market and a broad range of competitive and well-known cyber security services. During the first quarter of 2016, we acquired Safend Ltd, or Safend, an international provider of cutting edge endpoint data protection guarding against corporate data loss and theft through content discovery and inspection, encryption methodologies, and comprehensive device and port control. Safend maps sensitive information and controls data flow through email, web, external devices and additional channels.

Both acquisitions significantly expanded the breadth of our cyber security capabilities globally, while providing us with outstanding market and technological experts and over 3,000 customers in the United States, Europe, and Asia, and more than three million software license seats deployed by multinational enterprises, government agencies and small to mid-size companies around the globe, together with leading data and cyber security platforms and technologies.

Statements made in this Registration Statement on Form F-1 (this “Registration Statement”) concerning the contents of any contract, agreement or other document are summaries of such contracts, agreements or documents and are not complete descriptions of all their terms. If we filed any of these documents as an exhibit to this Registration Statement or to any previous filing with SEC, you may read the document itself for a complete recitation of its terms.

In this Registration Statement, unless otherwise specified or unless the context otherwise requires, all references to “$” or “dollars” are to U.S. dollars and all references to “NIS” are to New Israeli Shekels. Except as otherwise indicated, the financial statements of and information regarding SuperCom are presented in U.S. dollars in accordance with generally acceptable accounting principles in the United States (“U.S. GAAP”). The representative rate exchange rate between the NIS and the dollar as published by the Bank of Israel and effective on April 30, 2024, was NIS 3.7410 per $1.00.

Corporate Information

SuperCom Ltd. is a company organized under the laws of the State of Israel. Our principal executive offices are located at 3 Rothschild Street, Tel Aviv, Israel and our telephone number is +972 (9) 889-0850. Our web site address is http://www.supercom.com. The information on our web site does not constitute part of this prospectus. Our agent in the United States is SuperCom, Inc., and is located at 160 Franklin Street, Suite 310, Oakland, CA, 94607.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares, with a par value NIS 2.5 per share (the “ordinary shares”), to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Except as set forth below, there have been no material changes in our risk factors since those published in our Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 22, 2024.

Risks Related to This Offering

You may experience future dilution as a result of future equity offerings and other issuances of our ordinary shares or other securities. In addition, this offering and future equity offerings and other issuances of our ordinary shares or other securities may adversely affect the price of our ordinary shares.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into, or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of ordinary shares under our stock incentive programs. In addition, the sale of the Shares in this offering and any future sales of a substantial number of our ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those shares of ordinary shares or the availability of those shares for sale will have on the market price of our ordinary shares.

We have been notified by The Nasdaq Stock Market LLC of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our ordinary shares could be delisted from Nasdaq.

Our ordinary shares are currently listed on Nasdaq. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

On September 13, 2023, we received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of our ordinary shares for the previous 30 consecutive business days, we no longer met the requirement to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”) and were required to regain compliance with the Minimum Bid Price Requirement by March 11, 2024.

On March 13, 2024, we received a letter from Nasdaq notifying us that, while we have not regained compliance with the with the minimum $1 bid price per share requirement (the “Minimum Bid Price Requirement”), Nasdaq has determined that we are eligible for and granted us an additional 180 calendar day period, or until September 9, 2024 (the “Second Compliance Period”), to regain compliance. Nasdaq's determination was based on (i) our Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and (ii) our written notice to Nasdaq of its intention to cure the deficiency during the Second Compliance Period by effecting a reverse stock split, if necessary. If at any time before September 9, 2024, the closing bid price of our ordinary shares is at least $1 per share for a minimum of 10 consecutive business days, we should be able to regain compliance with the Minimum Bid Price Requirement.

If we do not regain compliance within the allotted compliance period, Nasdaq staff will provide notice that our ordinary shares will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurances that we will be able to regain compliance with the Minimum Bid Price Requirement or, if we do regain compliance with the Minimum Bid Price Requirement, that we will be able to continue to comply with all applicable Nasdaq listing requirements in the future. If we are unable to maintain compliance with these Nasdaq requirements, our ordinary shares will be delisted from Nasdaq.

In the event that our ordinary shares are delisted from Nasdaq, as a result of our failure to comply with the Minimum Bid Price Requirement, or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, and is not eligible for listing on another exchange, trading in our ordinary shares could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our ordinary shares, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our ordinary shares to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our ordinary shares and penny stock trading.

 There can be no assurance that we will be able to continue to meet all of the criteria necessary for Nasdaq to allow us to remain listed. If we fail to satisfy the applicable continued listing requirement and be in non-compliance after notice and the applicable grace period ends, Nasdaq may commence delisting procedures against our Company (during which we may have additional time of up to six months to appeal and correct our non-compliance).

If our ordinary shares are ultimately delisted from Nasdaq, our ordinary shares would likely then trade only in the over-the-counter market and the market liquidity of our ordinary shares could be adversely affected and their market price could decrease. If our ordinary shares were to trade on the over-the-counter market, selling our ordinary shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for our Company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for our ordinary shares and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

In addition to the foregoing, if our ordinary shares are ultimately delisted from Nasdaq and they trade on the over-the-counter market, the application of the “penny stock” rules could adversely affect the market price of our ordinary shares and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. If our ordinary shares are ultimately delisted from Nasdaq and then trade on the over-the-counter market at a price of less than $5.00 per share, our ordinary shares would be considered a penny stock. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our ordinary shares and may affect the ability of investors to sell their shares, until our ordinary shares no longer are considered a penny stock.

Our share price may be volatile, which could prevent you from being able to sell your shares at or above your purchase price.

The market price of our ordinary shares has been and may continue to be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

•	actual or anticipated variations in our quarterly operating results or those of our competitors;
•	announcements by us or our competitors of technological innovations or new and enhanced products;
•	developments or disputes concerning proprietary rights;
•	introduction and adoption of new industry standards;
•	changes in financial estimates by securities analysts;
•	market conditions or trends in our industry;
•	changes in the market valuations of our competitors;
•	announcements by us or our competitors of significant acquisitions;
•	entry into strategic partnerships or joint ventures by us or our competitors;
•	failing to meet in the financial projection or guidance;
•	political and economic conditions, such as a recession or interest rate or currency rate fluctuations or political events;
•	other events or factors in any of the countries in which we do business, including those resulting from war, incidents of terrorism, natural disasters or responses to such event; and
•	general economic and market conditions.

The stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our ordinary shares and could subject us to securities class action litigation.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our ordinary shares will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Provisions in our corporate charter documents could make an acquisition of our Company, which may be beneficial to our shareholders, more difficult and may prevent attempts by our shareholders to replace or remove our current management.

Provisions in our corporate charter documents may discourage, delay or prevent a merger, acquisition or other change in control of our Company that shareholders may consider favorable, including transactions in which you might otherwise receive a premium for your ordinary shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our ordinary shares, thereby depressing the market price of our ordinary shares. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our board of directors. Among other things, these provisions provide that:

•	the authorized number of directors can be changed only by resolution of our board of directors;
•	our Articles of Association may be amended or repealed by our shareholders;
•	our shareholders do not have cumulative voting rights, and therefore our shareholders holding a majority of our ordinary shares outstanding will be able to elect all of our directors;
•	business before or nominate directors for election at a shareholder meeting.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “intends,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “could,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	if we are unable to manage our revenue growth, our business, financial results and stock price could suffer;

•	our dependence on orders from large customers for a substantial portion of our revenues;
•	the impact of other companies and technologies that compete with us within our industry;
•	any acquisitions that we have completed, or may complete in the future, may not perform as planned and could disrupt our business and harm our financial condition and operations;
•	our ability to generate sufficient cash from operations and potential need to obtain additional financing or reduce our level of expenditure;
•	changing technology, requirements, standards and products in the market of our products;
•	our ability to enter into contracts with governments, as well as state and local governmental agencies and municipalities;
•	our dependence on third-party representatives, resellers and distributors could result in marketing and distribution delays;
•	if our technology and solutions cease to be adopted and used by government and public and private organizations;
•	our ability to develop and sustain our position as a provider of e-Gov, IoT and Connectivity, and Cyber Security, solutions and services and earn high margins from our technology;
•	our operating results may be adversely affected by unfavorable economic and market conditions and the uncertain geopolitical environment;
•	our efforts to expand our international operations and maintain or increase our future international sales;
•	our exposure to risks in operating in foreign markets;
•	fluctuation in our financial and operating results;
•	our reliance on third party technologies and components for the development of some of our products;
•	delays in deliveries from our suppliers, defects in goods or components supplied by our vendors, or delays in projects that are performed by our subcontractors;
•	significant differences between forecasted demands and actual orders received;
•	breaches of network or information technology security, natural disasters or terrorist attacks;
•	ability by third parties to obtain access to our proprietary information or could independently develop similar technologies;
•	assertion by third parties that we are infringing their intellectual property rights, and IP litigation;
•	our reliance on the services of certain of our executive officers and key personnel;
•	our ability to attract, hire and retain qualified technical personnel;
•	our products being subject to government regulation of radio frequency technology;
•	war, terrorism, other acts of violence or natural or man-made disasters, including a global pandemic;
•	the impact of the political and security situation in Israel and in the U.S. on our business;
•	impact of inflation and currency fluctuations;
•	impact of the obligation of our management or key personnel to perform military service in Israel;
•	our ability to enforce covenants not-to-compete under current Israeli law; and
•	our company being subject to claims for remuneration or royalties for assigned service invention rights by our employees.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not assume an obligation to or intend to update or revise any forward-looking statements. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to give undue weight to such projections, assumptions and estimates.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. However, to the extent that the Private Warrants (as defined herein under “Selling Shareholder”) are exercised for cash, we will receive proceeds up to an aggregate of $10.15 million. We intend to use any cash proceeds received from exercise of the Private Warrants for working capital, acquisitions, debt servicing and other general corporate purposes.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

SELLING SHAREHOLDERS

Armistice Capital Master Fund Ltd.

February 2022 Registered Direct Public Offering

We entered into a Securities Purchase Agreement, dated February 25, 2022 (the “February 2022 Purchase Agreement”), with Armistice Capital Master Fund Ltd. (“Armistice”) pursuant to which we issued to Armistice, in a registered direct public offering, an aggregate of 313,000 of our ordinary shares (the “2022 Shares”) and 440,159 pre-funded warrants to purchase ordinary shares (the “2022 Registered Pre-Funded Warrants”) with an exercise price of $0.0001 per share, which such 2022 Registered Pre-Funded Warrants were to be issued in lieu of the 2022 Shares to ensure that Armistice does not exceed certain beneficial ownership limitations (collectively, the “2022 Registered Offering”). The negotiated combined purchase price for one 2022 Share and one 2022 Private Warrant (as defined below) to purchase 0.075 ordinary shares was $6.174 and the combined purchase price for 0.1 2022 Registered Pre-Funded Warrant and 0.1 2022 Original Private Warrant was $6.174. The 2022 Registered Pre-Funded Warrants have an exercise price of $0.0001 per share. The 2022 Registered Pre-Funded Warrants are immediately exercisable and may be exercised at any time after their original issuance until the 2022 Registered Pre-Funded Warrants are exercised in full. The 2022 Shares and 2022 Registered Pre-Funded Warrants (and the ordinary shares issuable upon the exercise of the 2022 Registered Pre-Funded Warrants) were offered by us pursuant to our currently effective shelf Registration Statement on Form F-3 (File No. 333-261442), which was declared effective by the SEC on December 27, 2021 (the “Form F-3”), and related prospectus supplement for the 2022 Registered Offering, which was filed with the SEC on February 28, 2022. The 2022 Registered Offering was completed on March 1, 2022 (the “2022 Closing Date”), and Armistice subsequently exercised the 2022 Registered Pre-Funded Warrants in full.

In a concurrent private placement, we also issued to Armistice warrants to purchase an aggregate of 564,869 of our ordinary shares with an exercise price of $7.0 per share (the “2022 Private Warrants” and together with the 2022 Registered Pre-Funded Warrants, the “2022 Warrants). The 2022 Private Warrants were originally exercisable beginning on the six-month anniversary of the 2022 Closing Date and were to expire five years and six months following the Closing Date. If after the six month anniversary of the issuance date there was no effective registration statement registering the resale of the ordinary shares issuable upon exercise of the 2022 Private Warrants then the 2022 Private Warrants would have been also exercisable on a cashless basis. The exercise price of the 2022 Private Warrant and the ordinary shares issuable upon the exercise of the 2022 Private Warrants (the “2022 Warrant Shares”) were subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, or reorganization, as described in the 2022 Private Warrants. The 2022 Private Warrants and the ordinary shares issuable upon exercise of such warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Pursuant to the Registration Rights Agreement, dated as of February 25, 2022, between our Company and Armistice, we agreed to file a registration statement (the “2022 Registration Statement”) to register the resale of the 2022 Warrant Shares within 90 days of the date of the 2022 Purchase Agreement and to obtain effectiveness of the 2022 Registration Statement within 150 days following the date of the 2022 Purchase Agreement (or 180 days in the event of a full review by the SEC). The 2022 Private Warrants and the 2022 Warrant Shares were registered pursuant to our Registration Statement on Form F-1 (File No. 333-265293), which we filed with the SEC on May 27, 2022 under the Securities Act, and which the SEC declared effective on June 8, 2022.

Pursuant to the terms of the 2022 Purchase Agreement, we agreed to certain restrictions on future stock offerings, including that, until 60 days following the Closing Date, we would not issue (or enter into any agreement to issue) any ordinary shares or Ordinary Shares Equivalents (as defined in the Purchase Agreement), subject to certain exceptions, and would not file any registration statements, subject to certain exceptions.

Maxim Group LLC acted as the sole placement agent (the “Placement Agent”) on a “best efforts” basis in connection with the 2022 Registered Offering. The Placement Agent was paid a cash fee of 6% of the gross proceeds that we received in the 2022 Registered Offering and was reimbursed certain of its out-of-pocket expenses.

July 2022 Warrants Modification

On July 27, 2022, we entered into a letter agreement (the “2022 Agreement”) with Armistice, which provided that, commencing immediately following the full execution of the 2022 Agreement and the delivery to Armistice of a prospectus supplement relating to the impact of the Agreement on the 2022 Private Warrants and ending at 9:00 a.m. Eastern Time on July 27, 2022 (the “2022 Modified Exercise Price Term”), the exercise price per share for the 2022 Private Warrants was lowered to $3.08 but only with respect to a cash exercise under Section 1(a) of the 2022 Private Warrants, and that the 2022 Private Warrants then became immediately exercisable during the 2022 Modified Exercise Price Term. In addition, we and Armistice agreed that if and only if Armistice exercised for cash all of the 2022 Private Warrants, as amended pursuant to the Agreement, during the 2022 Modified Exercise Price Term, generating gross proceeds of approximately $1.74 million to us, we would issue to Armistice new private warrants (the “2022 New Private Warrants”) to purchase up to 100% of the number of our ordinary shares issued to Armistice pursuant to the cash exercise of the 2022 New Private Warrants during the 2022 Modified Exercise Price Term. As a result of Armistice’s cash exercise of the 2022 Private Warrants in full, on or about July 27, 2022, we issued to Armistice the 2022 New Private Warrants to purchase up to 151,762 of our ordinary shares. The 2022 New Private Warrants were exercisable with an exercise price per ordinary share of $32 commencing 60 days after the issuance date and will terminate on July 27, 2029. In connection with the closing of the 2022 Registered Offering, we amended the remaining 2022 New Private Warrants to purchase up to an aggregate of 56,489 ordinary shares to have an exercise price of $16.6 per share.

The 2022 New Private Warrants and the ordinary shares issuable upon exercise of the 2022 New Private Warrants were not registered under the Securities Act, and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or and Rule 506(b) promulgated thereunder.

Pursuant to the terms of the 2022 Agreement, we agreed (i) to file a registration statement (the “2022 Second Registration Statement”) to register the resale of our ordinary shares underlying the 2022 New Private Warrants within 60 days of the date of the 2022 Agreement and to obtain effectiveness of the 2022 Second Registration Statement within 120 days following the date of the Agreement, and (ii) that until 45 days following the date of the Agreement, we would not issue (or enter into any agreement to issue) any ordinary shares or Ordinary Shares Equivalents (as defined in the Agreement), subject to certain exceptions, and would not file any registration statements, subject to certain exceptions. Accordingly, the ordinary shares underlying the 2022 New Warrant Shares were registered pursuant to our Registration Statement on Form F-1 (File No. 333-267123), filed with the SEC on August 26, 2022 under the Securities Act, and which was declared effective by the SEC on September 22, 2022.

The Placement Agent acted as the exclusive warrant inducement agent and financial advisor to us in connection with the warrants modification transaction described above. We paid the Placement Agent an aggregate cash fee equal to 6.0% of the gross proceeds received by us.

March 2023 Registered Direct Public Offering

We entered into a Securities Purchase Agreement, dated March 30, 2023 (the “March 2023 Purchase Agreement”), with Armistice pursuant to which we issued to Armistice, in a registered direct public offering, an aggregate of 485,000 of our ordinary shares (the “March 2023 Shares”) and 1,032,615 pre-funded warrants to purchase our ordinary shares (the “March 2023 Registered Pre-Funded Warrants”) with an exercise price of $0.00001 per share, which such March 2023 Registered Pre-Funded Warrants were to be issued in lieu of the March 2023 Shares to ensure that Armistice does not exceed certain beneficial ownership limitations (collectively, the “March 2023 Offering”). The negotiated combined purchase price for one March 2023 Share and one March 2023 Private Warrant (as defined below) to purchase one ordinary share was $1.60 and the combined purchase price for one March 2023 Registered Pre-Funded Warrant and one March 2023 Private Warrant was $1.59999. The March Registered Pre-Funded Warrants have an exercise price of $0.00001 per share. The March Registered Pre-Funded Warrants were immediately exercisable and may be exercised at any time after their original issuance until the March Registered Pre-Funded Warrants are exercised in full. The March 2023 Shares and March 2023 Registered Pre-Funded Warrants (and the ordinary shares issuable upon the exercise of the March 2023 Registered Pre-Funded Warrants) were offered by us pursuant to our Registration Statement on Form F-3 and related prospectus supplement for the March 2023 Offering, which was filed with the SEC on March 30, 2023. The March 2023 Offering was completed on March 31, 2023 (the “Closing Date”), and Armistice subsequently exercised the March 2023 Registered Pre-Funded Warrants in full.

In a concurrent private placement, we also issued to Armistice warrants to purchase an aggregate of 1,517,615 of our ordinary shares with an exercise price of $1.66 per share (the “March 2023 Private Warrants” and together with the March 2023 Registered Pre-Funded Warrants, the “March 2023 Warrants”). The March 2023 Private Warrants are immediately exercisable and expire five years following the Closing Date. If after the six month anniversary of the issuance date there is no effective registration statement registering the resale of the ordinary shares issuable upon exercise of the March 2023 Private Warrants then the March 2023 Private Warrants would also be exercisable on a cashless basis. The exercise price of the March 2023 Private Warrants and the ordinary shares issuable upon the exercise of the March 2023 Private Warrants (the “March 2023 Warrant Shares”) are subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, or reorganization, as described in the March 2023 Private Warrants. The March 2023 Private Warrants and the ordinary shares issuable upon exercise of such warrants were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Pursuant to the Registration Rights Agreement, dated as of March 31, 2023, that we entered into with Armistice, we agreed to file a registration statement (the “2023 Registration Statement”) to register the resale of the March 2023 Warrant Shares within 45 days of the date of the March 2023 Purchase Agreement and to obtain effectiveness of the 2023 Registration Statement within 75 days following the date of the March 2023 Purchase Agreement (or 120 days in the event of a full review by the SEC). Accordingly, we filed the 2023 Registration Statement on Form F-1 (File No. 333-271939) to register the March 2023 Warrant Shares, which was declared effective by the SEC on May 26, 2023.

Pursuant to the terms of the March 2023 Purchase Agreement, we agreed to certain restrictions on future stock offerings, including that, until 60 days following the closing date, we would not issue (or enter into any agreement to issue) any ordinary shares or Ordinary Shares Equivalents (as defined in the March 2023 Purchase Agreement), subject to certain exceptions, and will not file any registration statements, subject to certain exceptions.

The Placement Agent acted as the sole placement agent on a “best efforts” basis, in connection with the March 2023 Offering. The Placement Agent was paid a cash fee of 6% of the gross proceeds that we received in the March 2023 Offering and was reimbursed certain of its out-of-pocket expenses.

August 2023 Registered Direct Public Offering

On August 3, 2023, we consummated a public offering (the “August 2023 Offering”) of an aggregate of 3,235,295 units (the “August 2023 Units”) at a public offering price of $0.85 per August 2023 Unit, resulting in aggregate gross proceeds to us of approximately $2.75 million. Each August 2023 Unit consisted of (i) one ordinary share or one pre-funded warrant to purchase one ordinary share (the “August 2023 Pre-Funded Warrants”) with an exercise price of $0.00001 per share, which such August 2023 Pre-Funded Warrants issued in lieu of ordinary shares to ensure that any purchaser in the August 2023 Offering does not exceed certain beneficial ownership limitations, and (ii) one warrant to purchase one ordinary share (the “August 2023 Warrants”) exercisable from time to time with an exercise price of $0.85 per share. The August 2023 Warrants were immediately exercisable and will expire five years after the date of issuance. The August 2023 Pre-Funded Warrants were immediately exercisable and will remain exercisable until exercised in full. The ordinary shares or August 2023 Pre-Funded Warrants and accompanying August 2023 Warrants included in each August 2023 Unit were issued separately. The August 2023 Units have no stand-alone rights and were not issued or certificated.

In connection with the August 2023 Offering, on August 2, 2023, we entered into a securities purchase agreement (the “August 2023 Purchase Agreement”) with Armistice. Pursuant to the terms of the August 2023 Purchase Agreement, we agreed to certain restrictions on future stock offerings, including that, until 60 days following the closing date, we would not issue (or enter into any agreement to issue) any ordinary shares or Ordinary Shares Equivalents (as defined in the August 2023 Purchase Agreement), subject to certain exceptions, and will not file any registration statements, subject to certain exceptions.

Also in connection with the August 2023 Offering, on August 2, 2023, we entered into a placement agent agreement with the Placement Agent, pursuant to which the Placement Agent agreed to act as placement agent on a “best efforts” basis in connection with the August 2023 Offering. We paid the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds raised in the August 2023 Offering. We reimbursed the Placement Agent for its expenses in connection with the August 2023 Offering.

We filed a Registration Statement on Form F-1 (the “August 2023 Registration Statement”) relating to the August 2023 Offering (File No. 333-273291) with the SEC on July 17, 2023, and it was declared effective by the SEC on August 2, 2023. The August 2023 Offering was made by means of a prospectus forming a part of the effective August 2023 Registration Statement.

In connection with the August 2023 Offering, we also entered into a warrant amendment agreement (the “August 2023 Warrant Amendment”) with Armistice. Under the August 2023 Warrant Amendment, we agreed to amend the then outstanding 2022 Private Warrants and March 2023 Private Warrants to purchase an aggregate of 2,082,484 of our ordinary shares, to reduce the exercise price of the such warrants to $0.85 per share, and to extend the termination date of such warrants to August 3, 2028.

November 2023 Letter Agreement

On November 14, 2023, we entered into a letter agreement (the “November 2023 Warrant Agreement”) with Armistice, pursuant to which commencing immediately following the full execution of the November 2023 Warrant Agreement and the delivery to Armistice of a prospectus supplement relating to the impact of the November 2023 Warrant Agreement on the March 2023 Private Warrants and the August 2023 Warrants (collectively, the “2023 Original Warrants”) and ending at 9:00 a.m. Eastern Time on November 15, 2023 (the “Modified Exercise Price Term”), the exercise price per share for the 2023 Original Warrants would equal to $0.42 but only with respect to a cash exercise under Section 2(a) of each 2023 Original Warrant. In addition, we and Armistice agreed that if and only if Armistice exercises for cash all of the 2023 Original Warrants as amended pursuant to the November 2023 Warrant Agreement during the Modified Exercise Price Term, generating gross proceeds of approximately $2.0 million to us, we will issue to Armistice new warrants (the “November 2023 Private Warrants”) to purchase up to 200% of the number of our ordinary shares issued to Armistice pursuant to the exercise of the 2023 Original Warrants during the Modified Exercise Price Term. As a result of the full exercise of the 2023 Original Warrants on the modified terms summarized above, on November 15, 2023, we issued the November 2023 Private Warrants to the Selling Shareholder to purchase 9,505,820 of our ordinary shares. The November 2023 Private Warrants are exercisable commencing 60 days after November 15, 2023 and will terminate on the date that is five years and six months following the issuance date. The November 2023 Private Warrants have an exercise price per ordinary share of $0.50. The November 2023 Private Warrants and the ordinary shares issuable upon exercise of the November 2023 Private Warrants were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or and Rule 506(b) promulgated thereunder.

Pursuant to the terms of the November 2023 Warrant Agreement, we agreed (i) to file a registration statement to register the resale of the ordinary shares underlying the November 2023 Private Warrants within 60 days of the date of the November 2023 Warrant Agreement and to obtain effectiveness of the registration statement within 120 days following the date of the November 2023 Warrant Agreement, and (ii) that until 60 days following the date of the November 2023 Warrant Agreement, we would not issue (or enter into any agreement to issue) any ordinary shares or Ordinary Shares Equivalents (as defined in the November 2023 Warrant Agreement), subject to certain exceptions, and will not file any registration statements, subject to certain exceptions. The November 2023 Warrant Agreement contains customary representations, warranties and agreements of our Company and Armistice and customary indemnification rights and obligations of the parties thereto. Accordingly, we filed this registration statement of which this prospectus forms a part to register the 9,505,820 of our ordinary shares underlying the November 2023 Private Warrants.

The Placement Agent acted as the exclusive warrant inducement agent and financial advisor to us connection with the November 2023 Warrant Agreement transaction. We paid the Placement Agent an aggregate cash fee equal to 6% of the gross proceeds received by us in the November 2023 Warrant Agreement transaction.

April 2024 Warrant Issuance Agreement

On April 16, 2024, we entered into a Warrant Issuance Agreement (the “2024 Warrant Issuance Agreement”) with Armistice pursuant to which we issued a private warrant (the “April 2024 Warrant”) to Armistice to purchase up to 1,000,000 of our ordinary shares in consideration of Armistice’s accommodation to our Company not yet having filed our resale Registration Statement on Form F-1 to register for resale under the Securities Act, the ordinary shares underlying the November 2023 Private Warrants. The April 2024 Warrant is exercisable 60 days after issuance, at an exercise price of $0.4004 per ordinary share and will expire five years from the issue date. The exercise price of the April 2024 Warrant is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the April 2024 Warrant. The April 2024 Warrant was issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Rule 506(b) promulgated thereunder. We filed this registration statement of which this prospectus forms a part to register the 1,000,000 of our ordinary shares underlying the April 2024 Warrant.

April 2024 Registered Direct Public Offering

On April 18, 2024, we entered into a Securities Purchase Agreement, (the “April 2024 Purchase Agreement”), with Armistice pursuant to which we issued to Armistice, in a registered direct offering, an aggregate of 2,873,885 of our ordinary shares (the “April 2024 Shares”) and 5,242,270 pre-funded warrants to purchase our ordinary shares (the “April 2024 Pre-Funded Warrants”) with an exercise price of $0.00001 per share, with such April 2024 Pre-Funded Warrants to be issued in lieu of our ordinary shares to ensure that Armistice does not exceed certain beneficial ownership limitations (collectively, the “April 2024 Offering”). The April 2024 Pre-Funded Warrants are immediately exercisable and may be exercised at any time after their original issuance until the April 2024 Pre-Funded Warrants are exercised in full. The April 2024 Shares and the April 2024 Pre-Funded Warrants (and the ordinary shares issuable upon the exercise of the April 2024 Pre-Funded Warrants) were offered by us pursuant to a prospectus supplement to our shelf Registration Statement on Form F-3 (File No. 333-261442), which was declared effective by the SEC on December 27, 2021, and related prospectus supplement for the April 2024 Offering, which was filed with the SEC on April 19, 2024. The April 2024 Offering was completed on April 19, 2024.

In a concurrent private placement, we also sold to Armistice warrants to purchase an aggregate of 8,116,155 of our ordinary shares at an exercise price of $0.38 per share (the “April 2024 RD Private Warrants” and together with the April 2024 Pre-Funded Warrants, the “April 2024 RD Warrants). The April 2024 RD Private Warrants are immediately exercisable and will expire on the five-year anniversary of the date of issuance. If at the time of exercise of the April 2024 RD Warrants there is no effective registration statement registering the resale of our ordinary shares issuable upon exercise of the April 2024 RD Private Warrants then the April 2024 RD Private Warrants shall be also exercisable on a cashless basis. The exercise price of the April 2024 RD Private Warrants and our ordinary shares issuable upon the exercise of the April 2024 RD Private Warrants (the “April 2024 RD Warrant Shares”) will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, or reorganization, as described in the April 2024 RD Private Warrants. The April 2024 RD Private Warrants and our ordinary shares issuable upon exercise of such warrants have not been registered under the Securities Act, and were offered and issued pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

The negotiated combined purchase price for one ordinary share and one April 2024 RD Private Warrant was $0.36 and the negotiated combined purchase price for one April 2024 Pre-Funded Warrant and one April 2024 RD Private Warrant was $0.35999. The April 2024 Pre-Funded Warrants have an exercise price of $0.00001 per share.

Pursuant to the Registration Rights Agreement, dated as of April 18, 2024, that we entered into with Armistice, we agreed to file a registration statement (the “2024 Registration Statement”) to register the resale of the April 2024 RD Warrant Shares within 45 days of the date of the April 2024 Purchase Agreement and to obtain effectiveness of the 2024 Registration Statement within 75 days following the date of the April 2024 Purchase Agreement (or 120 days in the event of a full review by the SEC). We filed this registration statement of which this prospectus forms a part to register the 8,116,155 of our ordinary shares underlying the April 2024 RD Private Warrants.

Accordingly, we are registering 18,621,975 of our ordinary shares issuable upon the exercise of the November 2023 Private Warrants, the April 2024 Warrant and the April 2024 RD Private Warrants (collectively, the “Armistice Warrants”) in order to permit Armistice as a Selling Shareholder to offer such shares for resale when and as it deems appropriate in the manner described in the “Plan of Distribution.” Except for the ownership of the Armistice Warrants and the transactions described above, Armistice has not had any material relationship with us within the past three years.

Sabby Volatility Warrant Master Fund, Ltd.

On January 19, 2024, we issued to Sabby Volatility Warrant Master Fund, Ltd. (“Sabby”) 1,475,142 of our ordinary shares (the “Sabby Shares”), 4,250,000 two-year warrants to purchase our ordinary shares with an exercise price of $0.45 per share (the “Sabby Warrants”), and 5,524,858 pre-funded warrants to purchase our ordinary shares with an exercise price of $0.00001 per share (the “Sabby Pre-Funded Warrants” and collectively with the Sabby Shares, the Sabby Warrants and our ordinary shares underlying the Sabby Warrants and the Sabby Pre-Funded Warrants, the “Sabby Securities”) pursuant to an agreement with Sabby to fully settle the actions between the parties, which were then pending in the Supreme Court of New York, New York County.

The Sabby Warrants and the Sabby Pre-Funded Warrants are immediately exercisable, subject to the beneficial ownership blockers as set forth in the Sabby Warrants and the Sabby Pre-Funded Warrants, respectively. The Sabby Securities were issued as free trading pursuant to an exemption under Section 3(a)(10) of the Securities Act and approved by a court as required thereunder.

General

We filed this registration statement of which this prospectus forms a part to register the 4,250,000 of our ordinary shares underlying the Sabby Warrants in order to permit Sabby as a Selling Shareholder to offer such shares for resale when and as it deems appropriate in the manner described in the “Plan of Distribution.” Except for the ownership of the Sabby Warrants and the transactions described above, Sabby has not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Armistice Warrants and the Sabby Warrants and our ordinary shares by the Selling Shareholders. The second and third columns list the number of our ordinary shares and the Armistice Warrants and the Sabby Warrants, respectively, beneficially owned by the respective Selling Shareholder, based on such Selling Shareholder’s ownership of our ordinary shares and our various warrants held by such Selling Shareholder (collectively, the “Registrable Warrants”), as of April 30, 2024, assuming exercise of all of the Registrable Warrants held by the respective Selling Shareholder on that date, without regard to any limitations on exercises.

The fourth column lists our ordinary shares being offered by this prospectus by the respective Selling Shareholder.

In accordance with the terms of the applicable agreement with the respective Selling Shareholder, this prospectus generally covers the resale of the maximum number of our ordinary shares issuable upon the exercise of the Registrable Warrants held by the respective Selling Shareholder, determined as if the outstanding Registrable Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Agreement, without regard to any limitations on the exercise of the Registrable Warrants. The fourth and fifth columns assume the sale of all of our ordinary shares offered by the respective Selling Shareholder pursuant to this prospectus.

Under the terms of the applicable Registrable Warrants, the respective Selling Shareholder may not exercise its Registrable Warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of our ordinary shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding ordinary shares following such exercise, excluding for purposes of such determination ordinary shares issuable upon exercise of the Registrable Warrants held by such Selling Shareholder which have not been exercised. The number of our ordinary shares in the second, third and fourth columns do not reflect this limitation. The Selling Shareholders may sell all, some or none of our ordinary shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering	Number of Warrants Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned after Offering	Percentage Ownership After Offering
Armistice Capital Master Fund Ltd.(1)	19,186,843(2)	19,186,843(2)	18,621,975(3)	-	(2)

Sabby Volatility Warrant Master Fund, Ltd.(4)	4,250,000(4)	4,250,000(4)	4,250,000(4)	-	(4)

(1)
The securities are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, as a Selling Shareholder and may be deemed to be indirectly beneficially owned by (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The Armistice Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Shareholder from exercising that portion of the warrants that would result in the Selling Shareholder and its affiliates owning, after exercise, a number of our ordinary shares in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)
Represents (i) 564,868 ordinary shares underlying the August 2023 Warrants not being registered for resale hereby; (ii) 9,505,820 ordinary shares underlying the November 2023 Private Warrants being registered for resale hereby; (iii) 1,000,000 ordinary shares underlying the April 2024 Warrants being registered for resale hereby; and (iv) 8,116,155 ordinary shares underlying the April 2024 RD Private Warrants being registered for resale hereby. The August 2023 Warrants, the November 2023 Private Warrants, the April 2024 Warrants and the April 2024 RD Private Warrants are subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion thereof if, following the exercise, the Master Fund’s beneficial ownership of our ordinary shares would exceed the relevant warrant’s beneficial ownership limitation of 4.99% or 9.99%.

(3)
Represents (i) 9,505,820 ordinary shares underlying the November 2023 Private Warrants; (ii) 1,000,000 ordinary shares underlying the April 2024 Warrants; and (iii) 8,116,155 ordinary shares underlying the April 2024 RD Private Warrants, each of which shares is being registered for resale hereby. The November 2023 Private Warrants, the April 2024 Warrants and the April 2024 RD Private Warrants are subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion thereof if, following the exercise, the Master Fund’s beneficial ownership of our ordinary shares would exceed the relevant warrant’s beneficial ownership limitation of 4.99% or 9.99%.

(4)
Represents 4,250,000 ordinary shares underlying the Sabby Warrants. The securities are directly held by Sabby Volatility Warrant Master Fund, Ltd. (the “Sabby”), a Cayman Islands exempted company, as a Selling Shareholder and may be deemed to be indirectly beneficially owned by (i) Sabby Management, LLC (“Sabby Management”), as the investment manager of the Sabby; and (ii) Hal Mintz, as the Managing Member of Sabby Management. Sabby Management and Hal Mintz disclaim beneficial ownership of the reported securities except to the extent of its respective pecuniary interest therein. The Sabby Warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts Sabby from exercising that portion of the warrants that would result in Sabby and its affiliates owning, after exercise, a number of our ordinary shares in excess of the beneficial ownership limitation. The address of Sabby Volatility Warrant Master Fund, Ltd. is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands.

PLAN OF DISTRIBUTION

Each Selling Shareholder and any of its respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of such Selling Shareholder’s securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. Each Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with such Selling Shareholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

Each Selling Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, each Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. Each Selling Shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. Each Selling Shareholder may also enter into option or other transactions with broker- dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify Armistice against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by Armistice without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Registrable Warrants or our ordinary shares underlying such warrants for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by such Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that the Selling Shareholders will sell any or all of our ordinary shares underlying their respective Registrable Warrants registered pursuant to the registration statement of which this prospectus forms a part.

We are not aware of any plans, arrangements or understandings between the Selling Shareholders and any other underwriter, broker-dealer or agent regarding the sale of our ordinary shares underlying the applicable Registrable Warrants held by the respective Selling Shareholder.

We will pay all expenses incident to the filing of this registration statement. These expenses include accounting and legal fees in connection with the preparation of the registration statement of which this prospectus form a part, legal and other fees in connection with the qualification of the sale of the shares under the laws of certain states (if any), registration and filing fees and other expenses.

MATERIAL CHANGES FROM FORM 20-F

None.

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law has been passed upon for us by S. Friedman & Co. Certain legal matters with respect to U.S. federal law and New York law in connection with this offering will be passed upon for us by Foley Shechter Ablovatskiy LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the years ended December 31, 2023 and December 31, 2022 have been so incorporated in reliance on the reports of Yarel + Partners, Certified Public Accountant (Isr.), an independent registered public accounting firm.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Securities and Exchange Commission at prescribed rates from the public reference room of the Securities and Exchange Commission at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission’s website at www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission. You may also read all or any portion of the registration statement and certain other filings made with the Securities and Exchange Commission on our website at www.heatbio.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including Annual Reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Registration Statement on Form F-3, filed with the SEC on December 1, 2021;
•	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2023, filed with the SEC on April 22, 2024;
•
the description of our ordinary shares contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on September 12, 2013 under the Exchange Act and any amendment or report filed for the purpose of updating that description;

•	our Report on Form 6-K, filed with the SEC on January 22, 2024;
•	our Report on Form 6-K, filed with the SEC on March 12, 2024;
•	our Report on Form 6-K, filed with the SEC on March 15, 2024;
•	our Report on Form 6-K, filed with the SEC on April 16, 2024;
•	our Report on Form 6-K, filed with the SEC on April 19, 2024; and
•	our Report on Form 6-K, filed with the SEC on April 29, 2024.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F prior to the termination of the offering made by this prospectus. We may incorporate by reference into this prospectus, any Form 6-K meeting the requirements of Form F-1 which is submitted to the SEC after the date of this prospectus and before the date of termination of this offering. Any such Form 6-K which we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to

SuperCom Ltd.
3 Rothschild Street
Tel-Aviv, Israel
Attn: Ordan Trabelsi, Chief Executive Officer
telephone number +972 (9) 889-0850

You may also obtain information about us by visiting our website at www.supercom.com. Information contained in our website is not part of this prospectus.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•
the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;
•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and
•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed SuperCom, Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.